UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 203 318 9709

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2019, Urovant Sciences Ltd. (the “Company”) and its subsidiaries, Urovant Holdings Limited (“UHL”), Urovant Sciences GmbH (collectively with the Company and UHL, the “Borrowers”) and Urovant Sciences, Inc. (“USI” and collectively with the Borrowers, the “Loan Parties”) entered into a debt financing agreement (the “Hercules Loan Agreement”) with Hercules Capital, Inc., as agent and lender (the “Administrative Agent”) in the amount of $100 million (the “Term Loans”).  A first tranche of $15 million was funded upon execution of the Loan Agreement, and the remaining $85 million is available in three additional optional tranches through June 30, 2021, subject to certain terms and conditions, including the achievement of certain milestones.

The Term Loans bear a variable interest rate equal to the greater of (i) 10.15% or (ii) 10.15% plus the prime rate minus 5.50%, with a ceiling of 12.15%.  The Company is obligated to make monthly payments of accrued interest for the first 12 months from closing (the “Interest-only Period”), followed by monthly installments of principal and interest through the maturity date. The Interest-only Period may be extended up to 24 months after closing if certain milestones are met. The Company’s obligations under the Hercules Loan Agreement are fully and unconditionally guaranteed by the subsidiaries of the Borrowers, including USI.  The Loan Parties’ obligations under the Hercules Loan Agreement are secured by a first priority security interest on substantially all of their personal property, other than intellectual property, and subject to certain other exceptions.

The Term Loans mature 36 months from closing and include an option for the Loan Parties to extend the maturity date up to 18 months if certain milestones are met. The Loan Parties have the option to prepay the Terms Loans  and the prepayment of the Term Loans will be subject to, in some circumstances, a prepayment charge equal to 2% in the first 12 months from closing, 1% in the second 12 months, and 0% thereafter.  Upon repayment of the Term Loans, the Company will be obligated to pay an end of term charge in an amount equal to 4.25% of the amount of the Term Loans actually advanced.

The Hercules Loan Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings, including a covenant against the incurrence of a “change in control”, financial reporting obligations, and certain limitations on indebtedness, liens (including a negative pledge on intellectual property and other assets), investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes and deposit accounts.  The agreement also contains a minimum cash covenant that requires the Loan Parties to hold certain minimum cash balances in the event that either certain milestones are not achieved or the market capitalization of the Company is below $500 million for certain periods of time.  Such minimum cash covenant ceases to apply if the Company achieves certain clinical development and financial milestones as set forth in the Hercules Loan Agreement.  The Hercules Loan Agreement also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Term Loans, the failure to comply with certain covenants and agreements specified in the Hercules Loan Agreement, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Hercules Loan Agreement, defaults in respect of certain other indebtedness, certain events relating to bankruptcy or insolvency and certain events relating to U.K. or Irish pension plans. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Term Loans may become due and payable immediately.  Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding principal balance, and the Administrative Agent may declare all outstanding obligations immediately due and payable (subject, in certain instances, to specified grace periods) and take such other actions as set forth in the Hercules Loan Agreement. Upon the occurrence of certain bankruptcy and insolvency events, the obligations under the Hercules Loan Agreement would automatically become due and payable.

In connection with each funding of the Term Loans, the Company is required to issue to the Administrative Agent a warrant (the “Warrants”) to purchase a number of the Company’s common shares equal to 2% of the principal amount of the relevant Term Loan funded divided by the exercise price, which will be based on the closing price of the Company’s common shares on the business day immediately prior to the relevant Term Loan funding (or for the first and second tranches only at the lower of (i) $9.02 per share or (ii) the closing price of the Company’s common shares on the business day immediately prior to the relevant Term Loan funding).  The Warrants may be exercised on a cashless basis, and are immediately exercisable through the seventh anniversary of the applicable funding date.  The number of common shares for which each Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in such Warrant.  In connection with the first tranche of the Term Loans, the Company issued a Warrant to the Administrative Agent, exercisable for an aggregate of 33,259 of the Company’s common shares at an exercise price of $9.02 per share.

The descriptions of the Hercules Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Hercules Loan Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2019 and the form of Warrant filed as Exhibit 4.1 attached hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.  The issuance of the Company’s common shares and Warrants was or will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 7.01. Regulation FD Disclosure.

On February 22, 2019, the Company issued a press release announcing the Hercules Loan Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Warrant Agreement, dated February 20, 2019, issued to Hercules Capital, Inc.
99.1	Press Release, dated February 22, 2019 (announcing the Hercules Loan Agreement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urovant Sciences Ltd.

Dated: February 22, 2019
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Financial and Accounting Officer